Exhibit 99.1

Cotiviti Announces Second Quarter 2018 Results

Revenue of $177.5 million, up 6% over prior year period

Non-GAAP adjusted net revenue of $176.9 million, up 6% over prior year period

Net income of $16.6 million, down 21% over prior year period

Net income per diluted share of $0.17

Non-GAAP adjusted net income per diluted share of $0.46

Non-GAAP adjusted EBITDA of $70.3 million, up 10% over prior year period

ATLANTA, GA, July 26, 2018. (BUSINESS WIRE) - Cotiviti Holdings, Inc. (NYSE:COTV) (“Cotiviti”, “we” or “us”), a leading provider of payment accuracy and analytics-driven solutions primarily focused on the healthcare industry, today announced financial results for the three and six months ended June 30, 2018.

Second Quarter 2018 Financial Results

•

Total revenue for the quarter increased 6% to $177.5 million, compared to $167.6 million in the second quarter a year ago.  The increase was primarily driven by Healthcare revenue of $161.7 million. Healthcare benefitted from 8% RCA revenue growth to $93.5 million, driven by improved conversions and strength in our clinical charts validation solutions. PCA revenue grew 1% to $62.7 million from a year ago primarily due to the addition of new clients partially offset by the impact of certain delays in policy adoption.  Total Global Retail revenue declined 2% compared to the same period a year ago, primarily due to the exit of non-core contracts.

•

Adjusted net revenue grew 6% to $176.9 million from the second quarter a year ago.  Adjusted net revenue excludes $0.6 million for the Medicare RAC liability release in the quarter related to the original Medicare RAC contract which expired January 31, 2018.

•

Net income decreased 21% to $16.6 million, or $0.17 per diluted share, compared to $21.1 million or $0.22 per diluted share in the prior year quarter.  Second quarter net income was impacted by increases in stock compensation expense and  transaction-related expenses due to the pending merger (the “Verscend Merger”) with a subsidiary of Verscend Technologies, Inc. (“Verscend”) compared to the quarter a year ago.

•Non-GAAP adjusted EBITDA for the quarter was $70.3 million, a 10% increase from $64.2 million a year ago.

•Non-GAAP adjusted net income for the quarter was $43.6 million, or $0.46 per diluted share, a 21% increase from a year ago.

Six Months 2018 Financial Results

•Total revenue for the six months ended June 30, 2018, increased 21% to $396.5 million compared to $327.7 million for the same period a year ago.  The increase was primarily driven by a $47.2 million refunds and appeals liability release reflected in the RCA line of business.  The liability release was due to the expiration of our original Medicare RAC contract effective January 31, 2018 and based on management’s best estimate of any potential refunds and appeals liability remaining.

•

Excluding the Medicare RAC liability release, adjusted net revenue grew 7% for the six months compared to a year ago. Adjusted net revenue growth was driven by an 8% increase in the adjusted Healthcare segment revenue to $314.9 million. Healthcare benefitted from 10% growth in adjusted RCA revenue, partially offset by a 1% decline in PCA.  Total Global Retail revenue declined 5% compared to the same period a year ago, primarily due to the exit of non-core contracts and the impact of large settlements which occurred in the first quarter of 2017.

•

Net income increased 47% to $70.5 million, or $0.74 per diluted share for the six months ended June 30, 2018, compared to $48.1 million, or $0.51 per diluted share in the comparable period a year ago.  The increase in net income for the first six months of 2018 was primarily driven by a 21% increase in revenue as a result of the $47.2 million original Medicare RAC liability release.

•	Non-GAAP adjusted EBITDA for the six months ended June 30, 2018 was $134.1 million, a 10% increase from $121.9 million in the comparable period a year ago.
•

Non-GAAP adjusted net income for the six months ended June 30, 2018 was $82.7 million, or $0.87 per diluted share, compared to $68.0 million, or $0.71 per diluted share in the comparable period a year ago.

2018 Guidance

We are not updating financial guidance for 2018 and will not host a conference call to discuss financial results due to the announcement on June 19, 2018 of our entry into a definitive merger agreement with Verscend providing for the “Verscend Merger”.

Merger Update

On July 13, 2018, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Verscend Merger, thereby satisfying one of the closing conditions of the Verscend Merger.

The definitive Proxy Statement in connection with the Verscend Merger was filed July 23, 2018 and the shareholder meeting will take place August 24, 2018.  Subject to Cotiviti shareholder approval and the satisfaction of the remaining customary closing conditions, the Verscend Merger is now expected to close in the third quarter of 2018.

Supplemental Financial Information

Supplemental financial information that is not part of this press release is available on the Investor page of Cotiviti’s website at http://investors.cotiviti.com.

About Cotiviti

Cotiviti is a leading provider of payment accuracy and analytics-driven solutions that helps payers, other risk-bearing healthcare organizations and retailers achieve their business objectives. Through a combination of analytics, technology and deep industry expertise, our solutions create insights that unlock value from the complex interactions between clients and their stakeholders. Cotiviti serves a majority of the top 25 U.S. healthcare payers and a majority of the top 10 U.S. retailers. Cotiviti’s passion for creating unique client value drives our focus – Analytics. Insight. Value.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. These statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: risks relating to the Verscend Merger, including failure to complete the Verscend Merger or the risk that the expected benefits and effects of the transaction will not be achieved; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our inability to successfully leverage our existing client base by expanding the volume of claims reviewed and cross-selling additional solutions; our clients declining to renew their agreements with us or renewing at lower performance fee levels; our failure to innovate and develop new solutions for our clients; delays in implementing our solutions; our failure to maintain or upgrade our operational platforms; inability to develop new clients; improvements to healthcare claims and retail billing processes reducing the demand for our solutions or rendering our solutions unnecessary; loss of a large client; early termination provisions in our contracts; our failure to accurately estimate the factors upon which we base our contract pricing; our inability to manage our relationships with information suppliers, software vendors or utility providers; our inability to protect our intellectual property rights, proprietary technology, information, processes and know-how; our inability to execute our business plans including our inability to manage our growth; our inability to successfully integrate and realize synergies from any future acquisitions or strategic partnerships; our inability to realize the book value of intangible assets; our being required to pay significant refunds to CMS under our Medicare RAC contracts or significant changes to the Medicare RAC program; declines in contracts awarded through competitive bidding or our inability to re-procure contracts through the competitive bidding process; our success in attracting and retaining qualified employees and key personnel; our inability to expand our retail business; fluctuations in our results of operations; our failure to maintain effective internal controls; litigation, regulatory or dispute resolution proceedings, including claims or proceedings related to intellectual property infringements or claims not covered by insurance; healthcare spending fluctuations; consolidation among healthcare payers or retailers; slow development of the healthcare payment accuracy market; negative publicity concerning the healthcare payment industry or patient confidentiality and privacy; significant competition for our solutions; risks associated with international operations; general economic, political and market forces and dislocations beyond our control; variations in our revenue between reporting periods due to timing issues; our failure to comply with applicable federal, state, local and international privacy, security and data laws, regulations and standards; changes in regulations governing healthcare administration and policies, including governmental restrictions on the outsourcing of functions such as those that we provide; changes in tax laws and rules or in their interpretation or enforcement; the timing and magnitude of shares purchased under our share repurchase program; risks related to our substantial indebtedness and holding company structure; volatility in bank and capital markets; and provisions in our amended and restated certificate of incorporation, the other important factors discussed under the caption “Risk Factors” in Cotiviti’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 22, 2018, and provisions in Cotiviti’s Definitive Proxy Statement on Schedule 14A for a merger or acquisition, which was filed with the SEC on July 23, 2018, along with its other reports filed with the SEC. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

Cotiviti defines Adjusted Net Revenue as total net revenue less non-recurring revenue such as the Medicare RAC refunds and appeals release.  We define Adjusted EBITDA as net income before depreciation and amortization, interest expense, other non-operating (income) expense such as foreign currency transaction gains and losses, income tax expense, transaction-related expenses and other, stock-based compensation, loss on extinguishment of debt and the adjustment related to the original Medicare RAC contract.  We define Adjusted Net Income and Adjusted Net Income per Diluted Share as net income adjusted for non-cash and other non-recurring items.

Management believes Adjusted Net Revenue is useful because it provides supplemental information about non-recurring revenue that is one-time in nature and should not be considered in run rate revenue expectations.  Management believes Adjusted EBITDA is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to our financing methods, capital structure or other items that we believe are not indicative of our ongoing operating performance.  Management believes Adjusted Net Income is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to non-cash expenses and other items that are one-time in nature.  In order to assure that all investors have access to similar data Cotiviti has determined that it is appropriate to provide these non-GAAP financial measures.  Management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting them in evaluating how well we are executing our strategic initiatives.  Adjusted EBITDA and Adjusted Net Income are intended as supplemental measures of our performance that is not required by, or presented in accordance with U.S. generally accepted accounting principles, or GAAP.  Adjusted EBITDA and Adjusted Net Income are not determined in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing or financing activities or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP.

Cotiviti Holdings, Inc.

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$223,927	$165,518
Restricted cash	12,031	11,383
Accounts receivable, net of allowance for doubtful accounts of $29 and $176 at June 30, 2018 and December 31, 2017, respectively; and net of estimated allowance for refunds and appeals of $43,062 and $35,434 at June 30, 2018 and December 31, 2017, respectively	74,574	83,756
Prepaid expenses and other current assets	24,805	15,314
Total current assets	335,337	275,971
Property and equipment, net	82,549	77,340
Goodwill	1,252,306	1,251,364
Intangible assets, net	463,223	492,040
Other long-term assets	3,374	2,514
TOTAL ASSETS	$2,136,789	$2,099,229
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$21,125	$18,000
Customer deposits	12,031	11,383
Accounts payable and accrued other expenses	27,143	25,906
Accrued compensation costs	33,217	42,725
Estimated liability for refunds and appeals	4,885	61,607
Total current liabilities	98,401	159,621
Long-term liabilities:
Long-term debt	738,528	749,618
Other long-term liabilities	6,492	5,474
Deferred tax liabilities	92,469	83,048
Total long-term liabilities	837,489	838,140
Total liabilities	935,890	997,761
Commitments and contingencies
Stockholders' equity:
Common stock ($0.001 par value; 600,000,000 shares authorized, 93,275,782 and 92,299,294 issued and outstanding at June 30, 2018 and December 31, 2017, respectively)	93	92
Additional paid-in capital	961,055	933,710
Retained earnings	243,172	172,120
Accumulated other comprehensive loss	(3,421)	(4,454)
Total stockholders' equity	1,200,899	1,101,468
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,136,789	$2,099,229

Cotiviti Holdings, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited, in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net revenue	$177,453	$167,611	$396,487	$327,744
Cost of revenue (exclusive of depreciation and amortization, stated separately below):
Compensation	57,135	58,870	115,227	115,158
Other costs of revenue	7,626	6,123	14,099	12,809
Total cost of revenue	64,761	64,993	129,326	127,967
Selling, general and administrative expenses (exclusive of depreciation and amortization, stated separately below):
Compensation	32,500	25,564	67,680	50,257
Other selling, general and administrative expenses	18,005	15,300	36,771	32,179
Total selling, general and administrative expenses	50,505	40,864	104,451	82,436
Depreciation and amortization of property and equipment	7,200	5,896	14,442	11,471
Amortization of intangible assets	14,397	15,201	28,793	30,400
Transaction-related expenses	7,193	661	7,407	1,392
Total operating expenses	144,056	127,615	284,419	253,666
Operating income	33,397	39,996	112,068	74,078
Other expense (income):
Interest expense	10,174	8,538	19,351	16,959
Loss on extinguishment of debt	—	3,183	—	3,183
Other non-operating (income) expense	(305)	(556)	(640)	(1,009)
Total other expense (income)	9,869	11,165	18,711	19,133
Income before income taxes	23,528	28,831	93,357	54,945
Income tax expense	6,953	7,743	22,855	6,882
Net income	$16,575	$21,088	$70,502	$48,063
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	402	452	610	509
Change in fair value of derivative instruments	423	193	423	131
Total other comprehensive income (loss)	825	645	1,033	640
Comprehensive income	$17,400	$21,733	$71,535	$48,703

Earnings per share:
Basic	$0.18	$0.23	$0.76	$0.52
Diluted	0.17	0.22	0.74	0.51

Cotiviti Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net income	$70,502	$48,063
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	8,915	2,588
Depreciation and amortization	43,235	41,871
Stock-based compensation expense	17,387	4,538
Amortization of debt issuance costs	1,035	1,494
Accretion of asset retirement obligations	106	98
Loss on extinguishment of debt	—	3,183
Changes in operating assets and liabilities:
Accounts receivable	9,182	(19,480)
Other assets	(10,382)	(14,471)
Accrued compensation	(9,508)	(20,622)
Accounts payable and accrued other expenses	3,092	(194)
Estimated liability for refunds and appeals	(56,722)	(4,904)
Other long-term liabilities	1,309	372
Other	563	(236)
Net cash provided by operating activities	78,714	42,300
Cash flows from investing activities:
Expenditures for property and equipment	(21,213)	(16,593)
Net cash used in investing activities	(21,213)	(16,593)
Cash flows from financing activities:
Proceeds from issuance of common stock under equity plans	9,990	10,546
Payment of debt issuance costs	—	(661)
Repayment of debt	(9,000)	(9,000)
Net cash provided by financing activities	990	885
Effect of foreign exchanges on cash and cash equivalents	(82)	199
Net increase in cash, cash equivalents and restricted cash	58,409	26,791
Cash, cash equivalents and restricted cash at beginning of period	165,518	110,635
Cash, cash equivalents and restricted cash at end of the period	$223,927	$137,426
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$21,464	$16,977
Cash paid for interest	16,908	14,343
Noncash investing activities (accrued property and equipment purchases)	4,200	9,340

Reconciliation of Net Revenue to Adjusted Net Revenue

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
(unaudited, in thousands)	2018	2017	Change	2018	2017	Change
Net revenue	$177,453	$167,611	6%	$396,487	$327,744	21%
Original Medicare RAC contract adjustment(a)	600	—	NM	47,156	—	NM
Adjusted net revenue	$176,853	$167,611	6%	$349,331	$327,744	7%

(a)

Revenue includes $600 and $47,156 for the three and six months ended June 30, 2018, respectively, related to the release of the estimated liability for refunds and appeals under our original Medicare RAC contract, which expired on January 31, 2018. This amount was previously recorded as a reduction to revenue in prior periods during the contract term.

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
(unaudited, in thousands)	2018	2017	Change	2018	2017	Change
Net income	$16,575	$21,088	(21)%	$70,502	$48,063	47%
Adjustments to net income:
Depreciation and amortization	21,597	21,097	2%	43,235	41,871	3%
Interest expense	10,174	8,538	19%	19,351	16,959	14%
Other non-operating (income) expense(a)	(305)	(556)	(45)%	(640)	(1,009)	(37)%
Income tax expense	6,953	7,743	(10)%	22,855	6,882	232%
Transaction-related expenses and other(b)	7,193	661	NM	7,407	1,392	NM
Stock-based compensation(c)	8,741	2,455	256%	17,387	4,538	283%
Loss on extinguishment of debt(d)	—	3,183	(100)%	—	3,183	(100)%
Original Medicare RAC contract adjustment(e)	(600)	—	NM	(45,951)	—	NM
Adjusted EBITDA	$70,328	$64,209	10%	$134,146	$121,879	10%
% of adjusted net revenue	39.8%	38.3%		38.4%	37.2%

(a)

Represents other non-operating (income) expense that consists primarily of interest income and gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein.

(b)

Represents transaction-related expenses primarily associated with certain corporate development activity, including the proposed Verscend Merger and RowdMap Acquisition, as well as our secondary offerings in 2017.

(c)

Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation and restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.

(d)

Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our First Lien Term B Loans in 2017.

(e)

Represents the release of the estimated liability for refunds and appeals and related expense, under our original Medicare RAC contract, which expired on January 31, 2018. The gross revenue impact of $600 and $47,156 for the three and six months ended June 30, 2018, respectively, was previously recorded as a reduction to revenue in prior periods during the contract term.

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
(unaudited, in thousands)	2018	2017	Change	2018	2017	Change
Net income	$16,575	$21,088	(21)%	$70,502	$48,063	47%
Adjustments to net income:
Amortization of acquired intangible assets - non tax deductible	11,378	10,402	9%	22,755	20,804	9%
Amortization of acquired intangible assets - tax deductible	3,019	4,799	(37)%	6,038	9,596	(37)%
Loss on extinguishment of debt(a)	—	3,183	(100)%	—	3,183	(100)%
Transaction-related expenses and other(b)	7,193	661	NM	7,407	1,392	NM
Stock-based compensation - non tax deductible(c)	5,440	—	NM	11,207	—	NM
Stock-based compensation - tax deductible(d)	3,301	2,455	34%	6,180	4,538	36%
Tax effect of above adjustments(e)	(1,581)	(3,965)	(60)%	(3,055)	(6,580)	(54)%
Tax benefit related to equity awards	(1,277)	(2,619)	(51)	(3,877)	(13,041)	(70)
Original Medicare RAC contract adjustment, net of tax(f)	(450)	—	NM	(34,463)	—	NM
Adjusted Net Income	$43,598	$36,004	21%	$82,694	$67,955	22%

Weighted average shares of common stock - Diluted (000s)	95,706	95,255	0%	95,578	95,091	1%

Adjusted Net Income per diluted share	$0.46	$0.38	21%	$0.87	$0.71	21%

(a)

Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our First Lien Term B Loans in 2017.

(b)

Represents transaction-related expenses primarily associated with certain corporate development activity, including the proposed Verscend Merger and RowdMap Acquisition, as well as our secondary offerings in 2017.

(c)	Represents expense related to restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.
(d)

Represents expense related to equity incentive awards granted to certain employees, officers and non‑employee directors as long‑term incentive compensation. We recognize the related expense for these awards ratably over the vesting period.

(e)

This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, loss on extinguishment of debt and stock-based compensation – tax deductible. The tax rate assumed is 25% and 38% for 2018  and 2017, respectively.

(f)

Represents the release of the estimated liability for refunds and appeals and related expense, net of tax, under our original Medicare RAC contract, which expired on January 31, 2018. The gross revenue impact of $600 and $47,156 for the three and six months ended June 30, 2018, respectively, was previously recorded as a reduction to revenue in prior periods during the contract term.

Investor and Media Contact

Cotiviti Holdings, Inc.

Jennifer DiBerardino

Vice President, Investor Relations

203-642-0718

Investor.Relations@Cotiviti.commailto:Investor.relations@cotiviti.com

Media@Cotiviti.com